Exhibit 10.1

*** Text Omitted and Filed Separately

Pursuant to a Confidential Treatment Request

under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2(b)(1)

AMENDMENT OF

CYMER CORPORATION and INTEL CORPORATION

DEVELOPMENT AGREEMENT

This Amendment of the January 23, 2004 Development Agreement (the “Amended Agreement”) is entered into as of July 17, 2006 by and between Cymer, Inc., a Nevada corporation, having a place of business at 17075 Thornmint Court, San Diego, CA 92127 and its wholly owned subsidiaries (hereinafter “Cymer”), and Intel Corporation, a Delaware corporation, having its principal place of business at 2200 Mission College Blvd., Santa Clara CA 95052 and its subsidiaries (hereinafter “Intel”). Cymer and Intel are sometimes referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Intel and Cymer have decided to amend various terms of the above Agreement,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree to amend the Development Agreement as follows:

AGREEMENT

1.                                      CONSTRUCTION AND DEFINITIONS

(a)                                  Delete paragraph 1.2(a) and re-write as follows:

EUV Source System shall mean a system including all apparatus to deliver debris-free, in-band, collected photons to the intermediate focus of the EUV lithography system.

(b)                                 Delete paragraph 1.2(c)

(c)                                  Re-write paragraph section 1.2(d) Production Units shall mean EUV Source Systems made available for sale by Cymer to Intel and other third parties.

(d)                                 Delete paragraph 1.2(e)

(e)                                  Delete paragraph 1.2(f)

Insert new paragraph

1.2(g)                  Cymer’s Plan means the technical plan, established in accordance with Cymer’s internal decisions, to develop an EUV Source System.

Confidential

2.                                      SCOPE OF WORK

Delete paragraphs 2.1, 2.2 and 2.3

Delete paragraphs 2.4 and re-write as follows

Meetings.  Intel and Cymer agree they will regularly schedule and participate in, [ . . . * * *  . . . ] technical reviews relative to Cymer’s EUV Source System technology development and Cymer’s Plan.

Re-write paragraph 2.5 as follows

Coordination of Efforts with Third Party Suppliers.  Cymer agrees to engage, coordinate and work with other third party suppliers and sub suppliers as necessary to develop an EUV Source System.  This may include, but is not limited to, buying components from other suppliers, collaborating with other suppliers, or licensing other supplier’s intellectual property.  Additionally, Cymer agrees, at its sole discretion, to evaluate whether to work in the same manner with other third party suppliers with whom Intel has undertaken EUV source or source component development efforts.

3.                                      Delete all of Paragraph 3

4.                                      Delete all of Paragraph 4

5.                                      Delete all of paragraph 5 and re-write as follows:

Change Heading to     [ . . . * * *  . . . ]

Re-write paragraph 5.4 as follows

Cymer shall provide Intel with a [ . . . * * *  . . . ] (“[ . . . * * *  . . . ]”) with respect to the EUV Source System.

Add new paragraph 5.6 as follows

The [ . . . * * *  . . . ] shall grant to Intel the right to purchase, for [ . . . * * *  . . . ] ([ . . . * * *  . . . ]) [ . . . * * *  . . . ] commencing with the [ . . . * * *  . . . ] (for which notice shall be promptly delivered by Cymer to Intel in writing) a [ . . . * * *  . . . ] of [ . . . * * *  . . . ]% of Cymer’s [ . . . * * *  . . . ] for [ . . . * * *  . . . ] under the [ . . . * * *  . . . ] that Cymer grants to [ . . . * * *  . . . ].  The [ . . . * * *  . . . ] rights shall be exercisable by Intel per the “[ . . . * * *  . . . ]” Agreement of 6/24 2004, however, it shall be

*** Confidential Treatment Requested

understood that [ . . . * * *  . . . ] and [ . . . * * *  . . . ] as used in the [ . . . * * *  . . . ] Agreement shall now mean [ . . . * * *  . . . ] and [ . . . * * *  . . . ], as used in this paragraph 5.6, respectively.

10.                                 TERM, TERMINATION AND SURVIVAL OF TERMS.

Delete paragraph 10.1 and re-write as follows

Term.  This Amended Agreement shall terminate on [ . . . * * *  . . . ] or [ . . . * * *  . . . ] ([ . . . * * *  . . . ]) [ . . . * * *  . . . ] after Cymer notifies Intel in writing of the EUV Source System availability, whichever is earlier,

Delete paragraph 10.2 and re-write as follows

Termination.  Cymer may terminate this Amended Agreement if Intel materially fails to engage in [ . . . * * *  . . . ] and fails to remedy said failure within [ . . . * * *  . . . ] ([ . . . * * *  . . . ]) days notice from Cymer, at which time termination of the Agreement shall be Cymer’s sole and exclusive remedy in connection therewith.  Intel may terminate this Amended Agreement for [ . . . * * *  . . . ] upon providing Cymer with [ . . . * * *  . . . ] prior written notice.

Delete paragraph 10.3

Delete paragraph 10.4 and re-write as follows

Survival.  Sections 1, 6, 7 (but Section 7.4 only upon Agreement expiration as incorporated into a CPA), 8.1, 9, 10, 11 and 12 shall survive expiration or termination of this Amended Agreement for any reason.  No termination or expiration of the Agreement shall serve to terminate any EUV Source System purchase order issued by Intel pursuant to the terms of this Agreement prior to the effective date of such termination or expiration.

11.                               FORCE MAJEURE, BUSINESS CONTINUITY AND LICENSE RIGHTS

Delete paragraph 11.1 and amend as follows

Force Majeure.  If the performance of this Agreement or any obligations hereunder (other than payment of money) is prevented, restricted, or interfered with by the reasons of acts of God, acts of an governmental authority, riot, revolution, fires, or war, or other cause beyond the reasonable control of the Parties hereto (“Force Majeure”), the Party so effected shall be excused from such performance until such Force Majeure

*** Confidential Treatment Requested

is removed.

12.                               MISCELLANEOUS

Delete paragraphs 12.10 and 12.11

Insert New Paragraph

12.13                     Payment     Upon execution of this document, Cymer shall Cymer shall return to Intel Three Hundred Forty Seven Thousand, Two Hundred Twenty Two Dollars, $347,222, of unearned income on advanced payment from Intel.

Delete Exhibit A, Statement of Work and NRE Payment Milestones

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by duly authorized officers or representatives to be effective as of the date first above written.

INTEL CORPORATION		CYMER, INC.

By:	/s/ Chris Philippi	By:	/s/ Robert P. Akins

Name:	CHRIS PHILIPPI	Name:	Robert P. Akins

Title:	EUV Business Manager	Title:	CEO

Date:	7/18/06	Date:	7/17/06